                                 Exhibit 10.10

                                                                [Execution Copy]

     Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions marked by [**] have been separately filed with the Commission.

                                   MUZAK(R)
                       PARTICIPATING AFFILIATE AGREEMENT


     This MUZAK(R) PARTICIPATING AFFILIATE AGREEMENT is made as of this __ day of January, 1996 between Muzak Limited Partnership, a Delaware limited partnership ("Muzak") and ______________________ ("Affiliate").

     WHEREAS:

     A. Muzak has entered into (i) an Uplink Facility Agreement (the "Uplink Agreement"), (ii) a DBS Programming Affiliation Agreement (the "Programming Agreement"), and (iii) a Video Programming Sales Agent Agreement (the "Video Agreement", and collectively with the Uplink Agreement and the Programming Agreement, the "EchoStar Agreements") dated December 28, 1995, with EchoStar Satellite Corporation ("EchoStar"), copies of which are attached hereto as Exhibits A-1, A-2 and A-3.
- -------------------------

     B. Under the terms of the EchoStar Agreements, Muzak will provide certain programming services to EchoStar, EchoStar will permit Muzak to use certain programming uplink facilities, and EchoStar will grant to Affiliate and other participating Muzak affiliates certain distribution rights with respect to certain audio and video services distributed via EchoStar's direct broadcast satellite system.

     C. Pursuant to the terms of a Muzak(R) License Agreement Between Muzak and Affiliate (the "License Agreement"), Affiliate, as licensee thereunder, has the exclusive right to distribute certain music services and adjunct services within a specific geographic area, as defined in the License Agreement (the "Territory").

     D. Muzak's performance under the EchoStar Agreements is conditioned upon Affiliate's waiver of certain of its exclusive rights under the License Agreement, and Affiliate's participation in the distribution of services over EchoStar's direct broadcast satellite system is conditioned upon Affiliate's execution of this Agreement.

     E. In consideration of Affiliate's participation in the distribution of services over EchoStar's direct broadcast satellite system, Muzak and Affiliate desire to amend certain provisions of the License Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.   Definitions.  The following capitalized terms shall have the meanings
          -----------
ascribed to them in this Section 1. Terms used in this Agreement and not herein defined are used with the meanings given such terms in the EchoStar Agreements.

     "Combined Access Fees" shall mean the fees paid to EchoStar by each Participating Muzak Affiliate for access to the EchoStar System to authorize Commercial Subscribers to receive the Music Channels and the Exclusive Muzak Channels, as more fully described in Section 4.3 of the Uplink Agreement.

     "Commercial Subscribers" shall mean customers subscribing to an audio and/or video service provided over the EchoStar System at retail, business, office or other commercial locations.

     "Commercial Subscriber Fee" shall mean the fee paid by EchoStar to each Participating Muzak Affiliate for sales by EchoStar or EchoStar Dealers of the Music Channels to Commercial Subscribers within such Participating Muzak Affiliate's Territory, as more fully described in Section 2.7(a) of the Programming Agreement.

     "Commissions" shall mean the commissions paid by EchoStar to each Participating Muzak Affiliate on sales of the Video Services, as more fully described in Sections 6.1 and 6.2 of the Video Agreement.

     "EchoStar Dealers" shall mean those persons or entities authorized by EchoStar to act as agents of EchoStar to solicit orders for certain audio, video and data programming services delivered Services via the EchoStar System, other than the Participating Muzak Affiliates.

     "Exclusive Muzak Channels" shall mean initially, the Environmental(R) channel (east and west coast feed) and the FM-One(R) channel, and, upon EchoStar's Second Satellite Launch, 2.4 megahertz of transponder capacity, on the EchoStar System for exclusive commercial use by Muzak Affiliates, as more fully described in Section 2.1 of the Uplink Agreement. The Exclusive Muzak Channels shall at all times include the Environmental(R) channel and the FM-One(R) channel and, after the Second Satellite Launch, any music channels transmitted by Muzak on the Galaxy-4 satellite. Quantum Modulation(R) and Stimulus Progression(R) will be incorporated into the Exclusive Muzak Channels to the extent required under the License Agreement. The Exclusive Muzak Channels shall predominantly consist of commercial music services.

     "Music Channels" shall mean up to thirty (30) Commercial Music Channels and Residential Music Channels programmed by Muzak for distribution over the EchoStar System, as more fully described in Section 2.1 of the Programming Agreement, and shall not include the Exclusive Muzak Channels.

     "New Product" shall have the meaning given to such term in Section 4 of this Agreement.

     "Participating Affiliate Dealer Agreement" shall have the meaning given to such term in Section 3(d) of this Agreement.

     "Participating Muzak Affiliates" shall mean the independent Muzak affiliates that execute this Participating Affiliate Agreement.

     "Residential Subscribers" shall mean customers subscribing to an audio and/or video service provided over the EchoStar System at their homes.

     "Uplink Fees" shall mean the fee paid to EchoStar by Muzak on behalf of itself and all Participating Muzak Affiliates for the right to distribute the Music Channels and the Exclusive Muzak Channels, as more fully described in
Section 4.1 of the Uplink Agreement.

     "Video Service" shall mean the multi-channel commercial video service distributed over the EchoStar System, as more fully described in Section 4 of the Video Agreement.

     2.   Provision of Music Channels to EchoStar and EchoStar Dealers.
          ------------------------------------------------------------
Affiliate hereby acknowledges and agrees that, in accordance with the terms of the EchoStar Agreements, Muzak will provide the Music Channels to EchoStar for distribution by EchoStar or EchoStar Dealers to Commercial and Residential Subscribers, and Muzak will provide the Exclusive Muzak Channels (except the FM-One(R) and Environmental(R) channels) to EchoStar for distribution by EchoStar or EchoStar Dealers only to Residential Subscribers. Affiliate hereby waives the terms of Section 1.1 and clause (i) of Section 4.1 of the License Agreement with respect to Music Services (as defined in the License Agreement) only to the extent necessary to permit EchoStar Dealers to distribute the Music Channels to Commercial and Residential Subscribers and the Exclusive Muzak Channels (except the FM-One(R) and Environmental(R) channels) to Residential Subscribers in accordance with the terms of the EchoStar Agreements. The foregoing waiver shall only apply to EchoStar Dealers that are authorized by EchoStar to distribute the Music Channels in the Territory, and (except with respect to EchoStar's post-termination rights under the EchoStar Agreements) shall only apply for so long as Affiliate is authorized to distribute the Music Channels and the Exclusive Muzak Channels to Commercial Subscribers in the Territory. The foregoing waiver shall not apply to distribution of the Music Channels by Muzak acting as an EchoStar Dealer in the Territory, and Muzak will not distribute the Music Channels, Exclusive Muzak Channels or Video Service in the Territory, except in connection with the Muzak Multi-Territory Accounts Program or Section 7(d) below.

     3.   Distribution of EchoStar Services by Affiliate.
          ----------------------------------------------

           (a) Affiliate shall be entitled to market and sell the Music Channels to Commercial Subscribers and Residential Subscribers in the Territory, and agrees to comply with all of the terms and provisions in the EchoStar Agreements applicable to Affiliate and its distribution of such services.

           (b) Affiliate shall be entitled to market and sell the Video Service to Commercial and Residential Subscribers in the Territory, and agrees to comply with all of the terms and provisions in the EchoStar Agreements applicable to Affiliate and its distribution of such services.

           (c) Affiliate shall have the exclusive right to distribute the Exclusive Muzak Channels to Commercial Subscribers in the Territory in accordance with the terms of the License Agreement, the exclusive right to distribute the FM-One(R) and Environmental(R) channels to Residential Subscribers in the Territory, and the nonexclusive right to distribute the Exclusive Muzak Channels (other than the FM-One(R) and Environmental(R) channels) to Residential Subscribers in the Territory in accordance with the terms of the License Agreement.

           (d) Affiliate's right to distribute the Video Service, and Affiliate's right to distribute the Music Channels and the Exclusive Muzak Channels (other than the FM-One(R) and Environmental(R) channels) to Residential Subscribers, is conditioned upon Affiliate's execution of a Participating Affiliate Dealer Agreement with EchoStar in substantially the form attached hereto as Exhibit B (the "Participating Affiliate Dealer Agreement").
          ---------

           (e) Affiliate shall not distribute the Music Channels, the Exclusive Muzak Channels or the Video Service outside of the Territory. If Affiliate at any time fails to comply with the terms or conditions of the EchoStar Agreements applicable to it, or the Participating Affiliate Dealer Agreement, or materially fails to comply with any material aspect of EchoStar's Policies and Procedures Guidelines relating to the distribution of Video Services, Affiliate's right to distribute Video Services shall terminate following notice and opportunity to cure as provided in the Video Agreement.

           (f) Muzak hereby waives the terms of Section 4.3(a) of the License Agreement only to the extent necessary to permit Affiliate to distribute the Video Service and the Music Channels to Commercial Subscribers and Residential Subscribers in accordance with the terms of the EchoStar Agreements.

     4.   Right of First Refusal. In the event Muzak develops or introduces any
          ----------------------
product or service other than the Music Services and Adjunct Services (as defined in the License Agreement) (a "New Product") for distribution by means of the EchoStar System,

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

Affiliate's right, if any, to distribute such New Product shall be determined as follows: If such New Product has been or will be made available for distribution by any of Muzak's owned affiliates or any third party then Muzak shall in good faith extend to Affiliate a bona fide right of first refusal to distribute such product on the same terms as available to Muzak's owned affiliates or such third party. Affiliate shall accept or reject such offer within 30 days of its receipt. If Affiliate does not accept such offer within such thirty day period, Muzak shall be free to distribute the New Product in the Territory directly through its owned affiliates or through any third party.

     5.   Royalty Fee.
          -----------

           (a) Section 6.3 of the License Agreement is hereby amended to read in its entirety as follows:

           "(a) Licensee shall pay to Muzak each month a royalty fee in the amount of ten percent (10%) of Licensee's Gross Billings, as defined in
     Section 6.8 below.

           (b) In consideration of Muzak's development and implementation of services for delivery over the EchoStar satellite system, Licensee shall pay Muzak each month a surcharge (the "EchoStar Surcharge") equal to the percentage of Licensee's Gross Billings as described in this paragraph (b). The EchoStar Surcharge shall be effective as of first day of the first full month after the date of Service Launch (the "Effective Date"). The EchoStar Surcharge shall continue in effect until the earlier of such time as (x) Licensor is no longer paying Uplink Fees, (y) the EchoStar Residential Revenue (as hereinafter defined) is equal to or greater than [**], or (z) after the fifth anniversary of the Effective Date, Licensor is either (i) no longer transmitting services on the Galaxy-4 satellite (or its replacement) or (ii) closes its Direct Broadcast Satellite facility currently located at Raleigh, North Carolina and does not replace such facility with a comparable facility other than the facility located at Cheyenne, Wyoming. "EchoStar Residential Revenue" shall mean Licensor's annualized revenue from Residential Subscriber Fees paid by EchoStar for the immediately preceding calendar month, as shown on Licensor's unaudited financial statements for such calendar month. Licensor shall provide an annual report of EchoStar Residential Revenue on each anniversary of the Effective Date to the President of the International Planned Music Association (or its successor, the "IPMA"), and the President of the IPMA shall have the right to review, upon thirty (30) days' prior written notice, any documentation provided by EchoStar as is necessary to

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

     confirm the EchoStar Residential Revenue. The President of the IPMA may request such a review at any time, but not more often than once in any twelve-month period. The EchoStar Surcharge shall be in the following amounts:

     (i) The EchoStar Surcharge shall be in the amount of [**] percent ([**]%) for a period of five years from the Effective Date.

     (ii) Subject to clause (iii) below, the EchoStar Surcharge shall be in the amount of [**] percent ([**]%) after the the fifth anniversary of the Effective Date.

     (iii) On the fifth anniversary of the Effective Date and each anniversary following the fifth anniversary of the Effective Date, the EchoStar Surcharge will be reduced as follows:

     (A) by [**] percent ([**]%), if the EchoStar Residential Revenue is then greater than [**] and less than or equal to [**].

     (B) by [**] percent ([**]%), if the EchoStar Residential Revenue is then greater than [**] and less than or equal to [**].

     (C) by [**] percent ([**]%), if the EchoStar Residential Revenue is then greater than [**] and less than or equal to [**].

     (D) by [**] percent ([**]%), if the EchoStar Residential Revenue is then greater than [**] and less than or equal to [**].

     (E) by [**] percent ([**]%), if the EchoStar Residential Revenue is then greater than [**] and less than or equal to [**].

     (F) by [**] percent ([**]%), if the EchoStar Residential Revenue is then greater than [**] and less than or equal to [**].

     (G) by [**] percent ([**]%), if the EchoStar Residential Revenue is then greater than [**] and less than or equal to [**].

     (H) by [**] percent ([**]%), if the EchoStar Residential Revenue is then greater than [**] and less than or equal to [**].

     (I) by [**] percent ([**]%), if the EchoStar Residential Revenue is then greater than [**] and less than or equal to [**].

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. the omitted portion has been separately filed with the Commission.


     (J) by [**] percent ([**]%), if the EchoStar Residential Revenue is then greater than [**].


     If EchoStar at any time elects to discontinue the Music Channels in accordance with the EchoStar Agreements, the EchoStar Surcharge will be increased by such amount as Licensor then incurs to distribute the Exclusive Music Channels over the EchoStar System (including without limitation, Uplink Fees, rent and operations expenses at EchoStar's Uplink Facility, and all other direct costs associated with the provision of the Exclusive Muzak Channels) prorated based on Licensee's percentage of total royalty fees to Licensor from all Muzak affiliates, including owned affiliates (which for purposes of this section shall be deemed to pay royalty fees on the same basis as independent affiliates). Capitalized terms used in this Section 6.3 and not herein defined are used with the meanings given to such terms in the Uplink Facility Agreement, DBS Programming Affiliation Agreement and Video Programming Sales Agent Agreement, each dated as of December 28, 1995 between Licensor and EchoStar Communications Corporation (the "EchoStar Agreements")."

          (b) Section 6.8 of the License Agreement is hereby amended to read in its entirety as follows:

               "6.8  Gross Billings.  "Gross Billings" means all amounts billed
                     --------------
     or otherwise charged to a Subscriber by Licensee in connection with (1) the provision of any Music Service, (2) the provision to Commercial Subscribers of the Music Channels or the Exclusive Muzak Channels, (3) the lease or rental (but not the sale) of Service Delivery Equipment and other equipment used to receive and distribute such Music Service, Music Channels or Exclusive Muzak Channels, including equipment used to receive the Music Channels or Exclusive Muzak Channels in combination with the Video Service distributed over the EchoStar System, but excluding equipment that is not used primarily in the provision or reception of a Music Service. "Gross Billings" shall also include the Commercial Subscriber Fees received by Licensee for the sale of Music Channels to Commercial Subscribers by EchoStar or EchoStar Dealers. Notwithstanding the foregoing, "Gross Billings" shall not include:

               (a) any amount billed or otherwise charged to a Subscriber by Licensee for (i) the provision of any Music Service on Recorded Media, (ii) Music-Related Adjunct Services, or (iii) the lease or rental of any Service Delivery Equipment used with Recorded Media.

               (b) income to Affiliate from the sale or lease of any video equipment (except for the lease of combined audio/video reception equipment) to Commercial Subscribers or income to Affiliate from the sale of any Music Channels to Residential Subscribers.

               (c) any amounts billed to Subscribers as (and separately stated on the billings or otherwise separately determinable as) sales or similar excise taxes.

               (d)  one-time installation charges billed not later than ninety
          (90) days following completion of such installation.

               (e) charges for service of Subscriber-owned equipment, provided that such charges are separately determinable.

               (f)  ad hoc (i.e., extraordinary) charges for service actually
                            ----
          performed on Subscriber-leased or Subscriber-owned equipment.

               (g) late-payment penalties or interest charges imposed by Licensee, provided that such penalties and charges do not exceed standard industry practice.

     Licensee may deduct from its Gross Billings (i) amounts paid by Licensee as performing rights fees to ASCAP, BMI, or similar performing rights organizations with respect to the Music Services (other than those distributed by Recorded Media), the Music Channels, or Exclusive Muzak Channels, and (ii) the amount of any billings that were previously reported to Muzak as part of Licensee's Gross Billings but which, in the month of the deduction, were written off by Licensee as uncollectible in accordance with federal income tax standards of uncollectibility.

     Capitalized terms used in this Section 6.8 and not herein defined are used with the meanings given to such terms in the EchoStar Agreements."

     6.   Other Agreements.
          ----------------

          (a) Muzak will not create, produce or assist in the creation or production of any sales, marketing or advertising material for use by EchoStar or EchoStar Dealers in the commercial marketplace.

          (b) Muzak will provide no sales training or sales incentives related to the Music Channels for use by EchoStar or EchoStar Dealers in the commercial marketplace.

          (c) Muzak shall neither participate in or create any national or regional sales program or assistance related to the Music Channels for use by EchoStar or EchoStar Dealers in the commercial marketplace.

          (d) In exercising its right to audit EchoStar under the EchoStar Agreements, Muzak will act on behalf of itself and its owned and independent affiliates as a whole.

          (e) The parties acknowledge that the Video Agreement provides that the terms and wholesale prices at which Affiliate and Muzak shall be entitled to purchase the equipment identified on Schedule 9.1(a) thereto shall be no less favorable than the terms and wholesale prices then available to distributors which perform the same marketing, economic and promotional functions and which purchases like quantities of equipment from EchoStar.

          (f) Muzak represents to Affiliate that, under the terms of the EchoStar Agreements, Muzak will provide EchoStar with between twenty-seven and thirty Music Channels, and EchoStar will transmit the Exclusive Muzak Channels in accordance with the terms of the EchoStar Agreements, subject to any amendment of the EchoStar Agreements (which amendment may be subject to Affiliate's consent in accordance with Section 7(a) below).

          (g) Muzak shall not utilize EchoStar Dealers to provide any Music Service or Adjunct Service to any National Account, except to the extent that Muzak may utilize an EchoStar Dealer as a subcontractor in accordance with Muzak's Multi-Territory Account Program (as set forth in Exhibit G to the License Agreement) or Section 7(d) below. Muzak shall not refer any commercial subscriber account for Music Service or Adjunct Service (as defined in the License Agreements) to EchoStar or any EchoStar Dealer.

          (h) Muzak shall provide a list of EchoStar Dealers in the Territory to Affiliate, if and when such a list is provided to Muzak by EchoStar.

          (i) If a termination event described in Section 12.2(c) of the Video Agreement, Section 10.2(c) of the Uplink Agreement and Section 9.2(c) of the Programming Agreement occurs, but Muzak does not elect to terminate the EchoStar Agreements, the International Planned Music Association (or its successor organization), acting through its board of directors, may by written notice to Muzak, require Muzak to terminate the EchoStar Agreements in accordance with the procedures set forth therein.

     7.   EchoStar Agreements.
          -------------------

           (a) Affiliate represents and warrants that, in performing its obligations hereunder and under the Participating Affiliate Dealer Agreement, it shall not knowingly and intentionally act in a manner that will cause Muzak to breach the terms of the EchoStar Agreements as they now exist or are hereafter amended. Muzak shall obtain Affiliate's prior written consent to any amendments to the EchoStar Agreements that will affect the rights, duties, or obligations of, or benefits received by, Affiliate, and will promptly notify Affiliate in writing (or electronically) of any amendments or modifications to the EchoStar Agreements, whether or not affecting the rights, duties or obligations of, or benefits received by, Affiliate. Except to the extent set forth in this Agreement, Affiliate shall have no liability to Muzak under the EchoStar Agreements. Muzak will promptly disclose to Affiliate in writing (or electronically) the terms of any other agreements between Muzak and EchoStar or any third party relating to the distribution on the EchoStar System of the Music Channels, the Exclusive Muzak Channels, or the Video Service, or the purchase of equipment for the reception or distribution of such services, if such agreements, or the terms of such agreements are different than those offered to Affiliate. Affiliate will promptly disclose to Muzak in writing the terms of any other agreements between Affiliate and EchoStar or any third party relating to the distribution on the EchoStar System of the Music Channels, the Exclusive Muzak Channels, or the Video Service, or the purchase of equipment for the reception or distribution of such services, if such agreements, or the terms of such agreements, are different than those offered to Muzak.

           (b) Affiliate shall indemnify and hold harmless Muzak and the EchoStar Indemnities from, against and with respect to any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' and experts' fees) (collectively, "Damages") incurred in connection with any claim against any of the EchoStar Indemnities arising out of: (i) Affiliate's breach of any provision of this Agreement, (ii) Affiliate's marketing and distribution of the Music Channels, the Exclusive Muzak Channels or the Video Service, (iii) any performance rights fees payable in connection with Affiliate's distribution of the Music Channels or the Exclusive Muzak Channels to Commercial Subscribers, or (iv) Affiliate's failure to perform any of the obligations applicable to it under the EchoStar Agreements. In addition, Affiliate shall pay and hold the EchoStar Indemnities and Muzak harmless from any federal, state or local taxes or fees that are based upon revenues derived by, or the operations of, Affiliate.

           (c) Affiliate shall comply with and perform all obligations, covenants, representations and warranties applicable to Participating Muzak Affiliates under the EchoStar Agreements. EchoStar is a third party beneficiary with respect to Affiliate's obligations under this paragraph (c).

           (d) In the event that Affiliate fails to perform its obligations hereunder in the manner provided herein, and EchoStar notifies Muzak in writing that, as a result thereof (either alone or in combination with other breaches by other Muzak Affiliates), Muzak is in material breach of one or more of the EchoStar Agreements, Muzak shall give Affiliate written notice specifying the nature of Affiliate's failure to perform. If Affiliate does not cure such failure within seventy-two (72) hours after the date of delivery or mailing of such notice (or such shorter period as may be required by the EchoStar Agreements), Muzak (directly or through a subcontractor) shall have the option, exercisable immediately upon notice to Affiliate, to perform the obligations and exercise the rights (including the rights to receive payments with respect to any affected subscriber account) of Affiliate hereunder, and Affiliate shall reimburse Muzak for the costs associated therewith.

     8.   Term.  This Agreement shall commence as of the date hereof and shall
          ----
terminate at the earlier of (i) the termination of the EchoStar Agreements (it being understood that Affiliate enjoys the same post-termination rights as Muzak under the EchoStar Agreements) or (ii) the termination of the License Agreement.

     9.   Miscellaneous.
          -------------

           (a) If and to the extent that war, government restrictions (excluding the imposition of wage and price controls by any governmental agency), embargoes, civil commotion, strikes, labor unrest, fires, breakdown, failure or shortage of materials or equipment, acts of God or any other similar conditions beyond the control of a party shall prevent such party from performing its obligations under this Agreement or under any other agreement or instrument specifically referred to herein, such party (and the other party to the extent that the other party's performance is dependent upon the performance so prevented) shall be excused from such performance during the existence of any such conditions.

           (b) Each party hereby agrees to indemnify, defend and hold harmless the other party from all third-party claims directly or indirectly resulting from or arising out of any act or omission by such party or such party's officers, directors, employees, assignees, or agents pursuant to or in connection with this Agreement.

           (c) At all times during the term of the EchoStar Agreements and for a period of three (3) years thereafter, Affiliate and its employees will maintain, in confidence, the terms and provisions of this Agreement and the EchoStar Agreements, and will not reveal the same to any persons except (i) at the written direction of Muzak; (ii) to the extent necessary to comply with law or the order of a court of competent jurisdiction, in which event Affiliate shall notify Muzak as promptly as practical (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section 10(c); (iv) in order to enforce any of its rights pursuant to this Agreement; (v) to affiliates, potential investors, insurers and financial entities; (vi) to the extent necessary to permit the performance of obligations under this Agreement; and (vii) to the extent readily available in public records or documents.

          (d) This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements, understandings, discussions, projections, and presentations, written or oral, between the parties hereto with respect to the subject matter hereof, and this Agreement may be amended, modified or supplemented only by a written instrument signed by each of the parties hereto. Muzak makes no warranties or representations as to the costs or benefits to Affiliate of entering into this Agreement.

          (e) No waiver of any term or condition contained in this Agreement shall be effective unless it is signed by the party claimed to be bound by the waiver. The waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or as a waiver of any other term or condition of this Agreement.

          (f) In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the remainder of such provision or provisions, but such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such provision or provisions would substantially deny a party the benefit of the bargain negotiated.

          (g) This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder. Muzak shall not assign this Agreement separate from an assignment of the License Agreement. Affiliate shall not assign its rights or delegate its obligations under this Agreement without the prior written consent of Muzak, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Affiliate may assign its rights and delegate its duties hereunder to any person who shall have been approved by Muzak as the assignee and delegee of Affiliate's rights and duties under the License

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

agreement. Without limiting the foregoing, all references in this Agreement to the License Agreement between Muzak and Affiliate shall mean the License Agreement in effect as of the date hereof or any successor License Agreement between Muzak and Affiliate (or their respective successors-in-interest with respect to any such License Agreement).

          (h) Any notices or other communications provided for hereunder shall, unless otherwise stated herein, be in writing and hand-delivered or sent by certified mail, postage prepaid, or sent by express overnight mail, postage prepaid, to each party, at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

               (i)  If to Muzak, at:

                    2901 Third Avenue, Suite 400
                    Seattle, WA  98121
                    Attention: John R. Jester

               (ii) If to Affiliate, at:

                    _____________________________
                    _____________________________
                    Attention: __________________

          (i) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto.

          (j) Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          (k) All disputes of any kind, nature or description arising in connection with the terms and conditions of this Agreement shall be submitted to the American Arbitration Association, in the city and state in which Affiliate's principal place of business is located, for arbitration under its prevailing rules. The arbitrator(s) will be selected as follows. The parties shall attempt to agree upon a single arbitrator. If the parties are not able to so agree, each of the parties shall, by written notice to the other, have the right to appoint one arbitrator. If, within ten (10) days following the giving of notice by one party, the other party shall not, by written notice, appoint another arbitrator, the first arbitrator shall be the sole arbitrator. If two arbitrators are so appointed, they shall appoint a third arbitrator. If the two arbitrators are unable to agree upon the third arbitrator within ten (10) days after the appointment of the second arbitrator, the third arbitrator will be appointed by the

American Arbitration Association. The arbitration decision shall be binding and conclusive on the parties and the judgment may be, but is not required to be, entered in the court having jurisdiction. The prevailing party in such arbitration shall be entitled to receive its costs, expenses and reasonable attorneys' fees in an amount to be determined by the arbitrator(s).

          (l) Except as specifically amended herein, the License Agreement shall remain in full force and effect and is hereby ratified and confirmed. Affiliate's right to distribute the Music Services and Adjunct Services (as defined in the License Agreement) by means other than the EchoStar System is unaffected by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MUZAK LIMITED PARTNERSHIP


By: __________________________
Its: _________________________


AFFILIATE:

______________________________


By: __________________________
Its: _________________________

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